  Exhibit 10.1

AMENDMENT NO. 1
TO
SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is made effective as of April 24, 2019. This Amendment amends that certain Securities Purchase Agreement (the “Agreement”) dated August 11, 2017 by and among Aytu BioScience, Inc., a Delaware corporation (the “Company”) and the purchasers set forth identified on the signature pages thereto (the “Purchasers” and, together, with the Company, the “Parties”).

WHEREAS, Section 5.5 of the Agreement provides that the Agreement may be waived, supplemented or amended with a written instrument signed by the Company and the Purchasers holding at least 51% in interest of the outstanding securities issued or issuable pursuant to the Agreement;

WHEREAS, the Parties desire to amend and restate Section 4.11 of the Agreement as set forth in this Amendment; and

WHEREAS, as set forth more fully in Section 1.1 below, the Parties affirm the rights set forth in Section 4.11(a) of the Agreement granting the Purchasers the right to participate in up to 35% of a Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

SECTION 1

Amendment of the Agreement

Section 1.1 Amendment of Section 4.11. Effective immediately as of the date hereof, Section 4.11 of the Agreement is hereby amended and restated in its entirety to read as follows:

4.11
Participation in Future Financing.

(a)           From the date hereof until the date that is the twenty four (24) month anniversary of the Effective Date, upon any issuance by the Company or any of its Subsidiaries of Common Stock, Common Stock Equivalents for cash consideration, Indebtedness or a combination of units hereof (a “Subsequent Financing”), each Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to 35% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(b)           At least four (4) hours prior to the pricing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Notice”), which Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c)           Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company within four hours of the time the Company provided the Notice that such Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Notice. If the Company receives no such notice from a Purchaser by that time, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d)           If after four hours from the time the Company provided the Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) are, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Notice.

(e)           If after four hours from the time the Company provided the Notice, the Company receives responses to the Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the Subscription Amount of Securities purchased on the Closing Date by a Purchaser participating under this Section 4.11 and (y) the sum of the aggregate Subscription Amounts of Securities purchased on the Closing Date by all Purchasers participating under this Section 4.11.

(f)           [RESERVED]

(g)           The Company and each Purchaser agree that if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Purchaser.

(h)           Notwithstanding anything to the contrary in this Section 4.11 and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Purchaser will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(i)           Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of an Exempt Issuance.

Section 1.2 Amendment of Section 4.12. Effective immediately as of the date hereof, Section 4.12 of the Agreement is hereby amended and restated in its entirety to read as follows:

4.12
Participation in Future Financing.

(a)            From the date hereof until the later of (i) two hundred and seventy (270) days after the Effective Date and (ii) three hundred and sixty-five (365) days from the Closing Date, without the consent of the Purchasers that purchased at least fifty-one (51%) percent of the Shares purchased hereunder, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, or file any registration statement covering the issuance or resale of any shares of Common Stock or Common Stock Equivalents.

(b)           [RESERVED]

(c)           Notwithstanding the foregoing, clause (a) of this Section 4.12 shall not apply in respect of an Exempt Issuance.

(d)            If the VWAP of the Common Stock exceeds $1.00 (as adjusted for reverse and forward stock splits, stock dividends, stock combinations and other similar transaction of the Common Stock that occurs after the date of this Agreement, including, without limitation, any reverse stock splits previously approved by the Company's stockholders) for five (5) or more consecutive Trading Days, clause (a) of this Section 4.12 shall terminate and be of no further force and effect.

SECTION 2

Miscellaneous Provisions

Section 2.1 Effect of Amendment. This Amendment is not to be construed as a waiver of any term, condition or provision of the Agreement, and that except as expressly provided for by this Amendment, all terms and conditions of the Agreement, as amended by this Amendment shall remain in full force and effect, without any modification whatsoever.

Section 2.2 Counterparts. This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to Agreement effective as of the date first written above.

AYTU BIOSCIENCE, INC.

By:

Name: Joshua R. Disbrow

Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to Agreement effective as of the date first written above.

         NAME

By:

Name:

Title:

[Signature Page to Amendment No. 1 to Securities Purchase Agreement]

5